EXHIBIT 24


                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of UNITED STATES SURGICAL CORPORATION, a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 with respect to the registration under the Act of up to $200,000,000 in aggregate principal amount of the Company's common stock, par value $.10 per share, the Company's preferred stock, par value $5.00 per share, depositary shares representing interests in preferred stock, debt securities, and/or warrants to purchase such common stock, preferred stock, depositary shares, and debt securities, hereby constitutes and appoints Thomas R. Bremer and Howard M. Rosenkrantz such undersigned's true and lawful attorneys-in-fact and agents, and vests each of them with full power to act without the other as such undersigned's true and lawful attorney-in-fact and agent, for and in the name, place and stead of such undersigned, in any and all capacities, to sign said Registration Statement and any and all future amendments thereto and to file said Registration Statement and each such future amendment, with all exhibits thereto, and any and all other documents in connection therewith, including prospectuses and supplements thereto, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or either or them, may lawfully do or cause to be done by virtue hereof.

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     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this day of , 1995.

/s/ Leon C. Hirsch                        /s/ Turi Josefsen
- ------------------------------------      -----------------------------------
Leon C. Hirsch                            Turi Josefsen
Chairman of the Board, President          Director
Chief Executive Office and Director
(Principal Executive Officer)
                                          /s/ Douglas L. King
                                          -----------------------------------
                                          Douglas L. King
/s/ Julie K. Blake                        Director
- ------------------------------------
Julie K. Blake
Director
                                          /s/ William F. May
                                          -----------------------------------
/s/ John A. Bogardus                      William F. May
- ------------------------------------      Director
John A. Bogardus
Director                                  /s/ Marianne Scipione
                                          -----------------------------------
                                          Marianne Scipione
                                          Director
/s/ Thomas R. Bremer
- ------------------------------------
Thomas R. Bremer
Director
                                          /s/ John R. Siber
                                          ----------------------------------
                                          John R. Siber
                                          Director
/s/ Howard M. Rosenkrantz
- ------------------------------------
Howard M. Rosenkrantz                    -----------------------------------
Senior Vice President, Finance           Joseph C. Scherpf
Chief Financial Officer and Director     Vice President and Controller
(Principal Financial Officer)            (Principal Accounting Officer)